Exhibit 32.1

Certifications Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the
Sarbanes—Oxley Act of 2002

I, Dan Maudlin, the Vice President - Finance and Chief Financial Officer of Haynes International, Inc., certify that (i) the Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Haynes International, Inc. as of the dates and for the periods set forth therein.

/s/ Daniel Maudlin
Daniel Maudlin
Vice President - Finance and Chief Financial Officer

February 5, 2015
Date

I, Mark Comerford, the President and Chief Executive Officer of Haynes International, Inc., certify that (i) the Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Haynes International, Inc. as of the dates and for the periods set forth therein.

/s/ Mark Comerford
Mark Comerford
President and Chief Executive Officer

February 5, 2015
Date